UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2018

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87‑0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:     (801) 566‑1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 4, 2018 at the annual meeting, stockholders of the Company approved or indicated their preference on the following matters submitted to them for consideration:

Elected Kevin L. Cornwell as a director of the Company:

For	1,968,641	Withheld	944,174	Broker Non Votes	554,710

Elected Paul O. Richins as a director of the Company:

For	1,629,745	Withheld	1,283,070	Broker Non Votes	554,710

Ratified the selection of Jones Simkins LLC as the Company's independent public accounting firm for the year ended December 31, 2018:

For	2,749,342	Against	405,501	Abstentions	312,682

Approved, on an advisory basis, the compensation paid to UTMD's named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	2,793,234	Against	111,653	Abstentions	7,928	Broker Non Votes	554,710

Indicated, on a non-binding basis, preference for replacing plurality voting for uncontested board seats with a majority voting standard:

For	2,334,113	Against	563,807	Abstentions	14,895	Broker Non Votes	554,710

The Company will include annual advisory stockholder votes on executive compensation in its proxy materials.  Annual advisory stockholder votes will be held until at least the next required advisory vote on frequency of stockholder votes on the compensation of executives.

The Company's Board of Directors will take a deliberate approach to considering what is in the best interest of all stockholders regarding changing the voting standard for uncontested board seats.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/08/2018	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO